Exhibit 10.1

FOURTH AMENDMENT TO

CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (the “Fourth Amendment”) made and entered into the 18th day of June, 2012, by and between CUBIC ENERGY, INC., a Texas corporation, and WELLS FARGO ENERGY CAPITAL, INC., a Texas corporation.

W I T N E S S E T H:

WHEREAS, the above named parties did execute and exchange counterparts of that certain Credit Agreement dated as of March 5, 2007 as amended by that certain First Amendment to Credit Agreement dated May 8, 2008, that certain Second Amendment to Credit Agreement dated December 18, 2009 and that certain Third Amendment to Credit Agreement dated August 30, 2010 (collectively the “Agreement”) to which reference is here made for all purposes;

WHEREAS, the above named parties are desirous of amending the Agreement and certain related agreements and instruments in the particulars hereinafter set forth;

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as set forth in this Fourth Amendment, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement and terms defined herein shall be incorporated into the Agreement unless expressly provided to the contrary.

ARTICLE II

AMENDMENTS

2.01                           The Agreement is hereby amended to add the following defined terms to Section 1.1 of the Agreement:

“Adjusted Borrowing Base” means (a) until receipt by the Borrower of the Arbitration Award or any part thereof, $30,000,000.00 and (b) upon and after receipt by the Borrower of any portion of the Arbitration Award, an amount equal to (i) $30,000,000.00 less (ii) seventy —five percent (75%) of the portion of the Arbitration Award then received.

“Arbitration Award” means the total amount of cash or other readily available funds the Borrower is awarded pursuant to the EXCO Arbitration, including, without limitation, amounts awarded to the Borrower for drilling credits, production proceeds held in suspense, attorneys’ fees and interest; provided, however, the Arbitration Award shall not include amounts that are offset by EXCO against drilling and completion costs payable by the Borrower to EXCO and /or BG.

“BG” means BG US Production Company LLC.

“EXCO” means EXCO Operating Company, LP.

“EXCO Arbitration” means the matter of the arbitration between Tauren Exploration, Inc. and the Borrower, as claimants, and EXCO and BG, as respondents, for which a report and award was issued by the arbitration panel on March 9, 2012.

“Langtry Preferred Shares” means the Series A convertible preferred shares of the Borrower issued to Langtry Mineral & Development, LLC with a stated value of $100.00 per share.

2.02                           The Agreement is hereby amended to substitute for the definition of “Termination Date” the following:

“Termination Date” means December 31, 2012.

2.03                           The Agreement is hereby amended to substitute for Subsection 2.5(a) of the Agreement the following:

(a)                                  All outstanding principal Debt evidenced by the Revolving Note shall be repayable by the Borrower on the Termination Date.  In addition, upon receipt by the Borrower of the Arbitration Award or any portion thereof, the Borrower shall immediately make a payment on the principal amount of the Debt evidenced by the Revolving Note equal to seventy-five percent (75%) of the amount of the Arbitration Award or portion thereof received. If EXCO and/or BG deliver the Arbitration Award or any portion thereof to the Lender instead of the Borrower, seventy-five percent (75%) of the amount of the Arbitration Award or portion thereof so delivered to the Lender shall be applied as payment on the principal amount of the Debt evidenced by the Revolving Note and the remainder shall be delivered promptly to the Borrower.

2.04                           The Agreement is hereby amended to substitute for Subsection 2.6(a) of the Agreement the following:

(a)  During the period from and after June 18, 2012 until the Termination Date, the amount of the Borrowing Base shall be Adjusted Borrowing Base; provided, however, nothing in this Subsection 2.6(a) shall be construed to limit the right of the Lender or the Borrower to cause an interim redetermination of the Borrowing Base pursuant to Subsection 2.6(d).

2.05                           The Agreement is hereby amended by the addition of the following section to Article 5 of the Agreement:

5.26                        Payment of Arbitration Award.  Within five Business Days of the earlier of the entry of a final, non-appealable judgment confirming the Arbitration Award or the execution and delivery of a settlement between the Borrower, EXCO and BG concerning payment of the Arbitration Award to the Borrower, the Borrower shall notify each of EXCO and BG in writing to make payment of a portion of the Arbitration Award equaling seventy-five percent (75%) of the Arbitration Award to the Lender for the account of the Borrower at an address or to an account pursuant to further instructions from the Lender.

2.06                           The Agreement is hereby amended to substitute for the second paragraph of Section 6.1 of the Agreement the following:

The Borrower shall not repay any Debt, principal or interest, evidenced by the Wallen Note.

2.07                           The Agreement is hereby amended to substitute for Section 6.8 of the Agreement the following:

6.8                               Dividends and Distributions.  Except for (a) the issuance of Common Stock as a result of the grant or exercise of options granted pursuant to the Stock Option Plan or (b) dividends payable in kind (and not any other type of distribution) on the Langtry Preferred Shares, the Borrower will not declare, pay or make, whether in cash or other Property, any dividend or distribution on, or purchase, redeem or otherwise acquire for value, any share of its capital stock, including, without limitation, the Langtry Preferred Shares.

2.08                           The Agreement is hereby amended by the addition of the following section to Article 6 of the Agreement:

6.17                        Limitation on General and Administrative Expenditures.  Permit the Borrower’s general and administrative out-of-pocket expenditures, including, without limitation, all salaries, bonuses, withdrawals, distributions, consulting and professional fees and other forms of compensation, and all other out-of-pocket overhead, to exceed $660,000 for any three calendar month period.

2.09                           The Agreement is hereby amended to substitute “; or” for the period after clause (o) of Section 7.1 and add the following after clause (o) of Section 7.1, to wit:

(p)  The amount of cash or other readily available funds payable to the Borrower pursuant to the Arbitration Award shall be less than $10,000,000.00.

ARTICLE III

CONDITIONS

This Fourth Amendment shall not be effective until the following conditions have been satisfied, with all documents to be delivered to the Lender to be in form and substance satisfactory to the Lender:

(a)                      The Lender shall have received the following documents, appropriately executed and acknowledged and in multiple counterparts as requested by the Lender:

(1)                                  This Fourth Amendment executed by each party hereto;

(2)                                  Revolving Note executed by the Borrower in the principal face amount of $40,000,000.00;

(3)                                  Term Note executed by the Borrower in the principal amount of $5,000,000.00;

(4)                                  A copy of the articles of incorporation of the Borrower and all amendments thereto, accompanied by a certificate issued by the secretary of the Borrower that such copies are correct and complete;

(5)                                  A copy of the by-laws of the Borrower and all amendments thereto, accompanied by a certificate issued by the secretary of the Borrower that such copies are correct and complete;

(6)                                  A copy of the corporate resolutions of the Borrower, approving this Fourth Amendment and the related Loan Documents to which it is a party and authorizing the transactions contemplated therein, duly adopted by its board of directors and accompanied by a certificate of the secretary of the Borrower to the effect that such copy is a true and correct copy of resolutions duly adopted by written consent or at a meeting of the board of directors, that such resolutions constitute all the resolutions adopted with respect to such transactions, and that such resolutions have not been amended, modified or revoked in any respect, and are in full force and effect as of the date of this fourth Amendment; and

(7)                                  Such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request in compliance with or to accomplish the terms and provisions of any of the Loan Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower hereby expressly remakes in favor of the Lender all of the representations and warranties set forth in ARTICLE 4 of the Agreement, as amended hereby, and represents and warrants that all such representations and warranties remain true and unbreached, except as affected by the transactions contemplated in the Agreement.  Notwithstanding anything to the contrary in the previous sentence, the representations and warranties of the Borrower as set forth in Section 4.5 and Schedule 4.5 of the Agreement are hereby amended by the Schedule 4.5 Supplement attached to this Fourth Amendment.

ARTICLE V

RATIFICATION

Each of the parties hereto does hereby adopt, ratify and confirm the Agreement, in all things in accordance with the terms and provisions thereof, as modified or amended by this Fourth Amendment.

ARTICLE VI

MISCELLANEOUS

6.01                           All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Fourth Amendment.

6.02                           This Fourth Amendment may be executed in two or more counterparts and multiple originals of such counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof.  Any executed Fourth Amendment or any counterpart thereof shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.03                           THE CREDIT AGREEMENT (AS AMENDED BY THIS FOURTH AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.04                           THIS FOURTH AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

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IN WITNESS WHEREOF, this Fourth Amendment to Credit Agreement is executed as of the date first above written.

BORROWER:

CUBIC ENERGY, INC.

By:
Jon Stuart Ross
Secretary

LENDER:

WELLS FARGO ENERGY CAPITAL, INC.

By:
Gary Milavec
Managing Director